Exhibit 2.1

SALE OF SHARES

entered into by and between :

John Richard Needham Groves owner of 50% of issued Shares of

CHIROSWA MINERALS (PRIVATE) LIMITED

(Registration No 711/67)

(hereinafter referred to as "the Seller")

AND

TAG Minerals Zimbabwe (PVT) LTD

(hereinafter referred to as "the Purchaser")

(Registration No 5499/2010)

AGREEMENT BETWEEN
CHIROSWA MINERALS (PVT) LTD & TAG MINERALS ZIMBABWE (PVT) LTD

1.	INTERPRETATION

In this Agreement, unless the context otherwise indicates:

1.1 "Agreement" means this Agreement and all annexure and/or schedules hereto; sale of Shares

1.2 "Sale of Shares" means the issued registered Ordinary Shares of the Seller to include all subject matter hereinafter referred to as "Shares" or "Sale Shares" or "Ordinary Shares" of the Seller listed on Annexure "1";

1.3 "Business Day" means any day other than a Saturday, Sunday or Public Holiday officially recognized as such in the Republic of Zimbabwe;

1.4 "closing date" means the 1st business day following the fulfillment of the conditions

1.5 "conditions" means the suspense conditions to which this agreement is subject as set forth in clause 3 below;

1.6 "effective date" shall, notwithstanding date of signature, mean, subject to the conditions having been fulfilled, the date upon which the Subject Matter is registered in the name of the Purchaser with the relevant authorities

1.7 "TAG Minerals Zimbabwe (PRIVATE) LTD a Private Company registered as such in terms of the Company laws of Zimbabwe and herein represented by Tapiwa Z Gurupira & Al Pietrangelo;

1.8 “property" means the immovable property on which the mining operation is conducted namely Dodge Mine as more fully described in Title Deed of Transfer number: (Ref Table Below) and surveyor diagram number: (Map attached)

AGREEMENT BETWEEN
CHIROSWA MINERALS (PVT) LTD & TAG MINERALS ZIMBABWE (PVT) LTD

NAME	DISTRICT	REGISTERED NUMBER
DODGE 1	HARARE	4562 BM
DODGE 2	HARARE	11351 BM
DODGE 3	HARARE	11392 BM
DODGE 4	HARARE	11541 BM
DODGE 5	HARARE	11542 BM
DODGE 6	HARARE	15737 BM

1.9 "Purchaser" TAG Minerals Zimbabwe (PVT) LTD;

1.10 "Purchase Consideration" means the amount of $433,000.00 (Four Hundred Thirty Three Thousand United States Dollars) payable in respect of the 50% (fifty percent) Shares held by the Seller, in the manner and on terms set out herein;

1.11 "Sale Shares" - 100% (one hundred percent) of the entire issued capital of Chiroswa Minerals (Private) Limited has been adjusted to reflect a new issued capital consisting of $1,000 000.00 (One million) ordinary shares valued at $0.866 (Eighty six point six cents) each with no dilution to the present owners namely J.R.N Groves will still own 50% and Peter Valentine will still own 50% or $500,000 ordinary Shares each.

1.12 "Seller" means John Richard Need ham Groves 50% holder of Chiroswa Minerals (Private) Limited, a Private Company registered as such in terms of the Company laws of Zimbabwe with full ownership evidenced by Mr. John Richard Needham Groves 50% & Mr. Peter Valentine 50%;

AGREEMENT BETWEEN
CHIROSWA MINERALS (PVT) LTD & TAG MINERALS ZIMBABWE (PVT) LTD

1.13 "signature date" means the date of signing of this agreement by the last signing party hereto;

1.14 "Subject Matter" means the subject matter of the sale of 50% of Issued Shares of Chiroswa Minerals (private) Limited held by John Richard Needham Groves recorded in this Agreement, namely by his Sale of Shares; as evidenced and recorded in this agreement with all Dodge Mine Claims as referenced in Annexure 1;

1.2    Words importing the singular shall include the plural and vice versa, and words importing the masculine gender shall include the female gender and words importing persons shall include partnerships and bodies corporate.

1.3	The head notes to the paragraphs to the Agreement are inserted for reference purposes only and shall not affect the interpretation of any of the provisions to which they relate.

1.4	This Agreement shall be binding on and enforceable by the trustees, permitted assigns, liquidators or other legal successors of the parties as fully and effectually as if they had signed this Agreement in the first instance and reference to any party shall be deemed to include such party's trustees, permitted assigns, liquidators or other legal successors, as the case may be.

1.5	Full effect shall be given to any substantive provision conferring rights and obligations upon the parties and contained in clause 1 provided that if any provision in clause 1 conflicts with any other provision of this Agreement, such other provision shall prevail and be carried into effect.

AGREEMENT BETWEEN
CHIROSWA MINERALS (PVT) LTD & TAG MINERALS ZIMBABWE (PVT) LTD

1.6	Whenever a number of days is prescribed in this Agreement, such number shall be calculated excluding the first and including the last day, unless the last day falls on a day which is not a Business Day, in which event the last day shall be the next day which is a Business Day.

1.7	Whenever performance is required to be made in this Agreement on a date and such date is not a Business Day, such performance shall be required to be made on the next date which is a Business Day.

1.8	Save where clearly indicated to the contrary, expressions defined in this Agreement shall bear the same meanings in any schedule or attachments hereto unless such schedule contains an alternative definition for the expression.

1.9	The rule of interpretation that an Agreement will be interpreted against the party responsible for the drafting and any similar rules of interpretation shall not apply to this Agreement and the parties waive any rights they have to rely on such rules.

2.	INTRODUCTION

2.1	The Seller owns the Shares offered for Sale.

2.2	The Purchaser (TAG Minerals Zimbabwe (PVT) LTD) has agreed, subject to the terms and conditions of this Agreement, to purchase, and the Seller John Richard Needham Groves 50% owner of Chiroswa Minerals (PVT) LTD - has agreed to sell, the Subject Matter, with effect from the Date of Signature of this Agreement.

AGREEMENT BETWEEN
CHIROSWA MINERALS (PVT) LTD & TAG MINERALS ZIMBABWE (PVT) LTD

2.3	The Seller owns the Shares offered for Sale and the Purchaser have agreed, subject to the terms and conditions of this Agreement, to purchase, and the Seller has agreed to sell, the Shares, with effect from the Date of Signature.

2.4	The parties have therefore agreed to enter into this Agreement to provide for the matters in clause 2.2 and matters incidental thereto.

3.	SUSPENSIVE CONDITIONS

3.1    This agreement shall become effective and binding on the signature date, subject to the fulfillment of the following conditions:

3.1.1	the Seller furnishing the Purchaser with a resolution passed by the shareholders and directors of the Seller authorizing the sale of the Shares as contemplated in this agreement within 7 days of signatures of the signature date;

4.	SALE

4.1	The Seller hereby sells and the Purchaser hereby purchases from the Seller the Shares, with effect from the Signature Date, it being recorded that due and sufficient consideration for the Shares has been given by the Purchaser to the Seller.

AGREEMENT BETWEEN
CHIROSWA MINERALS (PVT) LTD & TAG MINERALS ZIMBABWE (PVT) LTD

4.2	The Seller hereby sells and the Purchaser hereby purchases from the Seller the Sale Shares, with effect from the Signature Date.

5.	THE PURCHASE PRICE

5.1	The purchase price payable by the Purchaser for the Sale Shares shall be an amount of $433,000.00 (Four Hundred Thirty Three Thousand US Dollars) ("the purchase price").

5.2	The Purchaser shall: pay $ 50 000 on 1 st Oct or before

	DATE	COMMENT	AMOUNT
5.1.1	1st Oct 2011
Paid for: Liabilities
a) EIA $8400
b) Farmer $8000
c) Wages $2500
d) Electricity Bill $3500
e) Site Plan $400
f) Peter Valentine $10 000
		(Receipts to be produced & money transferred via Lawyers, all debtors to sign for receipt of money)	$33 000
5.1.2	1st Oct 2011	A payment in the sum Seventeen Thousand US dollars to Dick Groves.	$17 000
5.1.3	31st Oct 2011	A payment of $75,000.00 (Seventy Five Thousand Dollars) in favour of Metoron Investments (PVT) LTD represented by Walter Shamu & Farai Mafunga. (Payments to go through Lawyers Trust Account)	$75 000
5.1.4	15 Nov 2011	A payment of $25,000.00 (Twenty Five Thousand US Dollars) in favor of T Iris Chirisa	$25,000
5.1.5	15th Dec 2011	Payments of $283,000.00 (Two Hundred Eighty Three Thousand US Dollars) to John Richard Needham Groves to be paid in equal installments over 12 months.	$283,000

AGREEMENT BETWEEN
CHIROSWA MINERALS (PVT) LTD & TAG MINERALS ZIMBABWE (PVT) LTD

5.1.2	A down payment in the sum of $50,000 (Fifty Thousand US Dollars) by 1st October 2011;

5.1.3	the balance in the sum of $23,583 shall be payable to John Richard Needham Groves in 12 equal monthly installments, the first installment to be paid on the 15th December 2011 and then 30th of Each Month on the corresponding day of each subsequent month, until the full balance has been paid on 30th November 2012, (TAG Minerals Zimbabwe (PVT) LTD failing to pay on the due date shall be given 30 days grace period)

DATE	AMOUNT	TOTAL / COMMENT
1st October 2011	17 000
15th December 2011	23 583
15th January 2012	23 583
28th February 2012	23 583
30th March 2012	23 583
30th April 2012	23 583
30th May2012	23 583
30th June 2012	23 583
30th July 2012	23 583
30th August 2011	23 583
30th September	23 583
30th October	23 583
30th November	23 587	$433,000.00 USD for 50% of the issued Shares of Chiroswa Minerals (PVT) LTD held by John Richard Needham Groves, the Seller which owns Dodge Mine (1,2,3,4,5 & 6); Shamva, as evidenced by Annexure 1

AGREEMENT BETWEEN
CHIROSWA MINERALS (PVT) LTD & TAG MINERALS ZIMBABWE (PVT) LTD

5.2	Nothing contained herein shall preclude the Purchaser from effecting payment of the balance of the purchase price at any time prior to the expiry of the period referred to in clause 5.1.3 above.

5.3	Should any form of taxation be payable in connection with this transaction, the Seller shall be solely responsible to pay same.

5.4	All payments shall be made directly to the Lawyers Trust Account; (Lawyer to be appointed)

5.5	The Seller shall forthwith on receipt of the amount of US$50,000 (Fifty Thousand Dollars) referred to in clause 5.1.2 above, submit an application to the Zimbabwean authorities for approval to the transfer of the Shares to the Purchaser. Every Payment made by the Purchaser will cause Shares to the equivalent value to be transferred.

6.	DELIVERY AND WARRANTIES

6.1	On the Signature Date, the Seller shall deliver the Shares in Escrow to the Lawyers trust Account within 7 days

AGREEMENT BETWEEN
CHIROSWA MINERALS (PVT) LTD & TAG MINERALS ZIMBABWE (PVT) LTD

6.2	The parties agree that Peter Valentine shall, notwithstanding anything to the contrary herein, be furnished with a sole discretion from the Signature Date to remove any equipment left by the Seller at the property,

The Seller warrants that:

6.2.1	the mining claims fully and correctly reflect all the terms and conditions thereof, and will not be subject to any claim for liabilities and will not have been adversely amended in any respect. (referenced in Annexure 1)

6.2.2	It is not aware of any facts, matters or circumstances which may give rise to the cancellation of any of the mining claims as a result of any breach by the Seller or for any other reason whatsoever.

6.2.3	there are no facts, matters or circumstances which may give rise to the cancellation of any of the mining claims.

6.3.4	the Seller owns the Shares offered for sale and has good and marketable title to the Shares offered and the Mining claims see Annexure 1, and no other persons have any rights to or in respect of the mining claims and the Shares hereby offered by the Seller and the Seller is able to transfer ownership in and to the Subject Matter to the Purchaser;

6.3.5	The Seller will be obliged to give free and unencumbered title to his Sale Shares to the Purchaser on payment of each Issued Share and;

AGREEMENT BETWEEN
CHIROSWA MINERALS (PVT) LTD & TAG MINERALS ZIMBABWE (PVT) LTD

6.3.6	there will be no option or right to acquire, mortgage, charge, pledge, lien or other form of security or encumbrance, over or affecting any of the Sale Shares and there will be no agreement or commitment to give or create any, and no claim will have been made by any person to be entitled to, any such option or right to acquire, mortgage, charge, pledge, lien or other form of security or encumbrance on, over or affecting the Sale Shares or Mining Claims.

6.3	On the Signature Date, the Seller and the Purchaser shall meet at the offices of the Seller & within 7 days after that meeting, the Seller shall deliver to the Lawyer using the Escrow Account set up to effectuate this agreement between the Seller & Purchaser:

6.3.1	the share certificates together with duly signed and currently dated share transfer forms in respect of the Sale Shares & Mining Claims; and;

6.3.2 Each of the Parties shall sign all such documents as may be required to give effect to the provisions of this Agreement.

7.	OWNERSHIP AND RISK

7.2	All risk in and to the Subject Matter shall be deemed to have passed to the Purchaser on the Effective Date and all profits earned from the Subject Matter and all expenses and liabilities incurred in relation thereto shall be for the account and benefit of the Purchaser as from the Effective Date.

AGREEMENT BETWEEN
CHIROSWA MINERALS (PVT) LTD & TAG MINERALS ZIMBABWE (PVT) LTD

7.2	For so long as any Sale Shares remain held by the Seller, the Seller shall be entitled to receive payment of any dividend accruing to the Shares actually held by the Seller at that time.

8.	STATEMENT OF INTENTION

The parties undertake at all times to do all such things as may be open to them and necessary for or incidental to the putting into effect or maintenance of the terms, conditions and/or import of this agreement, save where any particular provision contained in this agreement imposes upon any one party the obligation (to the exclusion of the other party) to do any act, matter or thing, in which event it shall not be the obligation of all the parties (by the inclusion of this clause in this agreement) to procure the doing of such act, matter or thing, but it shall only be the obligation of the party who is specifically directed thereto.

9.	ARBITRATION

9.1    Subject to disputes arising from or in connection with this Agreement shall be finally resolved in Zimbabwe in accordance with the rules of the by an arbitrator or arbitrators appointed by (Law Council of Zimbabwe).

9.2	Each party to this agreement -

9.2.1	Expressly consents to any arbitration in terms of such rules being conducted as a matter of urgency; and

AGREEMENT BETWEEN
CHIROSWA MINERALS (PVT) LTD & TAG MINERALS ZIMBABWE (PVT) LTD

9.2.2	irrevocably authorizes the other to apply on its behalf, in writing, to the secretariat of Arbitration Centre for any such arbitration to be conducted on an urgent basis.

9.3    Notwithstanding the provisions of 9.1 the parties agree that in the event of a breach of the terms of this Agreement, the party aggrieved by such breach will be entitled to seek and obtain urgent interdicting relief in respect of such breach.

10	BREACH

10.1    Save where otherwise provided in this agreement, should a breach be committed by any of the parties ("the defaulting party") of any of the provisions of this agreement and the defaulting party fails to remedy such breach within 30 (thirty) days (or such longer period as may be necessary and reasonable in the circumstances) from date of receipt by it of a written notice from the other party ("the aggrieved party") calling upon it to remedy such breach, then the aggrieved party shall, without prejudice to any other remedies it may have whether under common law or in terms of this agreement, have the right, at its option to:

10.1.1	sue for due compliance by the defaulting party with all its obligations in terms of this agreement, including the right to institute action for the payment of any monies due to the aggrieved party hereunder; or

10.2    Notwithstanding the provisions of clause 10.1 above, no party shall be entitled to cancel this agreement in consequence of a breach of this agreement, unless such breach:

10.2.1	is a material breach which goes to the root of this agreement; and

AGREEMENT BETWEEN
CHIROSWA MINERALS (PVT) LTD & TAG MINERALS ZIMBABWE (PVT) LTD

10.2.2	is incapable of being remedied by the payment of compensation or otherwise; or

10.2.3	is capable of being remedied by payment of compensation, but the defaulting party fails to pay the compensation within 60 (sixty) days of its final determination.

11	DOMICILIUM

11.1    The parties choose domicilium citandi et executandi for all purposes of the giving of any notice, the payment of any sum, the serving of any process and for any other purpose arising from this agreement, as follows:

11.2    A party may at any time change its domicilium by notice in writing, provided that the new domicilium consists of, or includes, a physical address at which process can be served.

ADRESSES

SELLER

John Richard Needham Groves 50% owner of the Issued Shares of:

CHIROSWA MINERALS (PRIVATE) LIMITED

17B Carrick Creagh Road;

Helensvale

Borrowdale

AGREEMENT BETWEEN
CHIROSWA MINERALS (PVT) LTD & TAG MINERALS ZIMBABWE (PVT) LTD

PURCHASER

TAG MINERALS ZIMBABWE (PRIVATE) LIMITED:

80 Blakeway Drive

Belvedere

Harare

11.3    Any notice given in connection with this agreement shall be delivered by hand or be sent by registered letter or email to the domicilium chosen by the party concerned. Delivery of a notice by post shall not be adequate for the purposes of this agreement.

12	GENERAL

12.1    No agreement varying, adding to, deleting from or cancelling this agreement, and no waiver whether specifically, implicitly or by conduct of any right to enforce any term of this agreement, shall be effective unless reduced to writing and signed by or on behalf of the parties. It is recorded that there exists no collateral and/or other agreements and that this is the sole agreement entered into by and between the parties.

12.2    This agreement constitutes the sole and exclusive agreement between the parties relating to the transactions and matters recorded herein, and no warranties, representations or other terms and conditions of whatsoever nature not expressly recorded herein, shall be of any force or effect.

AGREEMENT BETWEEN
CHIROSWA MINERALS (PVT) LTD & TAG MINERALS ZIMBABWE (PVT) LTD

12.3    No indulgence, extension of time, relaxation or latitude which any party ("the grantor") may show, grant or allow to any other party ("the grantee") shall constitute a waiver by the grantor of any of its rights and the grantor shall not thereby be prejudiced or stopped from exercising any of its rights against the grantee which may have then already arisen or which may thereafter arise.

12.4    Each and every provision of this agreement (excluding only those provisions which are essential at law for a valid and binding agreement to be constituted) shall be deemed to be separate and severable from the remaining provisions of this agreement. If any of the provisions of this agreement (excluding only those provisions which are essential at law for a valid and binding agreement to be constituted) is found by any court of competent jurisdiction to be invalid and/or unenforceable then, notwithstanding such invalidity and/or unenforceability, the remaining provisions of this agreement shall be and remain of full force and effect.

12.5    The expiration, cancellation or other termination of this agreement shall not affect those provisions of this agreement which expressly provide that they will operate after such expiration, cancellation or other termination or which of necessity must continue to endure after such expiration, cancellation or other termination, notwithstanding that the relevant clause may not expressly provide for such continuation.

12.6    if the operation of this agreement is suspensive or conditional upon the happening of any event and if any obligation or restriction imposed on the parties or any of them is clearly intended to be implemented and given effect to notwithstanding the fact that this agreement In its entirety may at that time not yet be unconditional, then the relevant obligation or restriction shall nevertheless apply and be given effect to, and the relevant provisions shall create binding obligations on the parties.

AGREEMENT BETWEEN
CHIROSWA MINERALS (PVT) LTD & TAG MINERALS ZIMBABWE (PVT) LTD

13	COSTS

The purchaser shall bear the fees incidental to the purchase through the Lawyer's Trust Account.

THUS DONE AND SIGNED at [Illegible] by the Seller on this the 19th day of   September   2011, in the presence of the undersigned witnesses:

COMPANY	PRINT NAME	SIGNATURE
FOR: CHIROSWA MINERALS (PRIVATE) LIMITED he being duly authorized thereto	John Richard Needham Groves
WITNESS:

Tendai Iris Chirisa

COMPANY	PRINT NAME	SIGNATURE
FOR: TAG MINERALS ZIMBABWE (PRIVATE) LIMITED he being duly authorized thereto	Tapiwa Gurupira
WITNESS:
FOR: TAG MINERALS ZIMBABWE (PRIVATE) LIMITED he being duly authorized thereto	Al Pietrangelo
WITNESS:

Oswald Gurupira

AGREEMENT BETWEEN
CHIROSWA MINERALS (PVT) LTD & TAG MINERALS ZIMBABWE (PVT) LTD

ANNEXURE 1: Registration Numbers

NAME	DISTRICT	REGISTERED NUMBER
DODGE 1	HARARE	4562 BM
DODGE 2	HARARE	11351 BM
DODGE 3	HARARE	11392 BM
DODGE 4	HARARE	11541 BM
DODGE 5	HARARE	11542 BM
DODGE 6	HARARE	15737 BM

ANNEXURE 2: Inspection Certificate Number:
NAME	DISTRICT	REGISTERED NUMBER
DODGE	HARARE	5903/8a

ANNEXURE 3: Company Registration Number:
NAME	DISTRICT	REGISTERED NUMBER
Chiroswa Minerals (Private) Limited	HARARE	711/67

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